EX-31                               Rule 13a-14(a)/15d-14(a) CERTIFICATION

                RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, John J. Anton, certify that:

1. I have reviewed this annual report on Form 10-KSB of WSN Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

Dated: January 16, 2004                By: /s/ John J. Anton
                                       John J. Anton, President/Chief
                                       Executive Officer